UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2013

AMERITRANS CAPITAL CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employee Identification Number)

50 Jericho Quadrangle, Suite 109 Jericho, New York 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

As previously disclosed, on October 31, 2012 (the “Effective Date”), Elk Associates Funding Corporation (“Elk”), a wholly-owned subsidiary of Ameritrans Capital Corporation (“Ameritrans” and together with Elk, the “Company”), and the United States Small Business Administration (the “SBA”), entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with respect to Elk’s pending lawsuit against the SBA, captioned Elk Associates Funding Corporation v. United States Small Business Administration et al (Case No. 12-0438 (CKK)). The Settlement Agreement, as amended on December 7, 2012, provided, among other things, for the payment by Elk to the SBA of $7,900,000 (the “Settlement Payment”) by January 7, 2013 and the surrender of Elk’s small business investment company license, in full and final satisfaction of all outstanding SBA leverage owed to the SBA through the Effective Date plus all additional interest which may accrue through the date the Settlement Payment is made. On January 4, 2013, the SBA agreed to extend the January 7, 2013 deadline until January 18, 2013 (the “Payoff Deadline”), provided that Elk promptly remits to the SBA all of the proceeds (up to the amount of the Settlement Payment) from any asset sales consummated by Elk prior to such date. As a condition to the SBA’s agreement to the extended Payoff Deadline, Elk paid $1.2 million to the SBA on January 4, 2013 from its cash on hand in partial satisfaction of the Settlement Payment, which left $6.7 million of the Settlement Payment remaining to be paid as of such date.

As of January 18, 2013, Elk had not secured the balance of the Settlement Payment to be paid to the SBA. Accordingly, Elk requested an additional extension of the Payoff Deadline to January 31, 2013. On January 22, 2013, the SBA informed Elk that the SBA had decided it would not grant Elk another extension of the Payoff Deadline. As previously disclosed, in connection with the entry into the Settlement Agreement, Elk executed and delivered a Consent Order of Receivership appointing the SBA as permanent, liquidating receiver of Elk, to be filed by the SBA only in the event that Elk failed to pay the Settlement Payment pursuant to the Settlement Agreement, as amended. As a result of Elk’s failure to pay the balance of the Settlement Payment by January 18, 2013, the SBA informed Elk that it would forward a receivership complaint and the Consent Order of Receivership to the United States Attorney’s Office for the Southern District of New York, for filing with the United States District Court for the Southern District of New York. The SBA further informed Elk that should Elk pay the balance of the Settlement Payment prior to the entry of the receivership order in the U.S. District Court, which the Company anticipates will take a few days following SBA’s delivery of the receivership complaint and the Consent Order of Receivership to the United States Attorney’s Office, then the SBA will accept such payment in full satisfaction of the Settlement Payment and will ask that the receivership proceedings be rescinded.

The Company is actively working to raise the requisite funds through asset sales and debt and/or equity financings. There can be no assurance, however, that any such asset sales or financings will be completed on a timely basis or at all, or that the Company will otherwise be able to finance any remaining balance of the Settlement Payment prior to the entry of the Consent Order of Receivership in the U.S. District Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: January 25, 2013	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President